Exhibit 10.1

Progress Report
Lucky Strike M. C.# 530018
Similkameen Region
Jura, B.C Project Area

Prepared by:                        James W. McLeod, P. Geo. (BC)

For:                                      Nilam Resources Inc.
Suite 503,42 Camden Street
Toronto, Ontario MSV 1V1

Content: Text	Page 2
Figure 1	Page 5
Figure 2	Page 6
Figure 3	Page 7
ICP Analyses	Page 8
Geochemical Analyses	Page 9

Dated: May 1, 2006

Introduction:

The following progress report describes the Phase 1 exploration program conducted on the Lucky Strike mineral claim No. 530018, Similkameen Region, Jura, B.C. Project Area during April, 2006.

Overview:

The Lucky Strike mineral claim, tenure # 530018 consists of 6 mineral cells in one contiguous group covering an area of 310 acres. The mineral claim is 100% owned by the Company who commissioned the Phase 1 exploration program described in this report. The author previously recommended that the Phase 1-3 work programs be conduced on the property in his report to the Company dated, April 10, 2006. The recommendation outlined a possible mineral exploration scenario of three phases of preliminary exploration work with successive stages being contingent on the results obtained by the preceding one.

The mineral property was accessed by traveling north-northeast of Princeton, British Columbia, along the Osprey Lake road for 6 miles. At the Jura, B.C. cut-off the first dirt road traveling south of the paved road offers access to the mineral claim.

Current Work Program

The current exploration work program was carried-out over the Lucky Strike mineral claim. The work consisted of reconnaissance prospecting, hand trenching and sampling of the mineralized material encountered during the program. The work program was conducted by New Zone Resources Ltd. of Vancouver, B.C. during the period April 18-25, 2006.

Results:

The rock exposures encountered at the four sample locations, Lucky Strike l-4 (see Figure 3) are of altered and oxidized crystalline volcanic and/or tuffaceous clastic units thought to be members of the upper Triassic age Nicola Group:

Sample Number	Type.	Remarks	Description

Lucky Strike 1	Grab-chip	Dump, possibly an old trench	Fine grained, brown, rusty tuff.

Lucky Strike 2	Grab-chip	Small shaft? or trench	Clastic, fragmental flow, rusty color.

Lucky Strike 3	Gr ab-chip	Trench	Rusty flow rock.

Lucky Strike 4	Grab-chip	Trench	Rusty crystal tuff.

The attached induction coupled plasma (ICP) and geochemical analyses for the above listed samples reveal a number of anomalous results. All four of the samples are anomalous in copper where the threshold value for the Nicola volcanic rocks in this area is likely in the range of 150 ppm - 400 ppm (parts per million). Two samples LS 2 & 3 are >1% copper and gold values of 131 ppb and 60 ppb (parts per billion), respectively are also anomalous. Sample LS 2 is also higher in molybdenum and tungsten, 251 ppm and 140 ppm, respectively.

Conclusions:

A zone(s) of anomalous copper and minor gold values has been revealed during the current reconnaissance prospecting trenching and sampling program conducted over the Lucky Strike mineral claim. On the basis of a confirmation of historical reports of copper (gold) mineralization, the author presents, for the Company's consideration fire following recommendations.

Recommendations:

The following Phase 2 program was previously presented to the Company by the author, April 10, 2006 and may be undertaken by the Company when and if they are in a position to do so.

Phase 2

Magnetometer and VLF electromagnetic, grid controlled surveys over the areas of interest determined by the Phase 1 survey. Included in this estimated cost are transportation, accommodation, board, grid installation, both of the surveys, maps and report.

Total                $12,500

Respectfully submitted;

/s/ James W. McLeod, P. Geo.
James W. McLeod, P. Geo.
Qualified Person

BRITISH
COLUMBIA
PROPERTY LOCATION
UNITED STATES

NILAM RESOURCES INC.

LUCKY STRIKE CLAIM

550018

LOCATION MAP

N.T.S. 92H-9 SIMILKAMEEN RIVER, B.C.

SCALE: 1:7,500,000	DATE: APRIL 2008
DRAWN BY: A.M.	FIGURE: 1

Legend
DO NOT USE FOR NAVIGATION
Map Center:

Figure: 3

New Zone Resources Ltd.

Attention:

Project: Lucky Strike

Sample type:

Tel: (604) 327-3436 Fax: (604) 327-3423

Report No : 6V0342 RJ

Date : May-01-06

Multi-Element ICP-AES Analysis

Aqua Regia Digestion

Sample Number	Ag ppm	Al %	As ppm	Ba ppm	Be ppm	Bi ppm	Ca %	Cd ppm	Co ppm	Cr ppm	Cu ppm	Fe %	Hg ppm	K %	La ppm	Mg %	Mn ppm	Mo ppm	Na %	Ni ppm	P ppm	Pb ppm	S %	Sb ppm	Sc ppm	Sr ppm	Th ppm	Ti %	Tl ppm	U ppm	V ppm	W ppm	Zn ppm	Zr ppm
Lucky Strike 1	<0.2	2.83	<5	41	<0.5	<5	2.32	<1	[illegible]	[illegible]	[illegible]	3.39	<1	0.54	<10	3.37	630	5	0.13	34	1407	4	3.12	<5	11	32	<5	0.30	<10	73	189	11	74	6
Lucky Strike 2	1.3	4.00	35	107	<0.5	21	2.00	<1	37	250	>10000	6.41	<1	0.39	<10	2.06	700	282	4.07	58	1280	5	1.40	<5	15	78	<5	0.46	<10	35	131	140	[illegible]	8
Lucky Strike 3	1.3	2.33	<5	31	<0.5	<5	1.46	<1	56	84	>10000	6.46	<1	0.50	<10	3.41	463	6	0.11	53	1062	7	2.40	6	10	95	<5	0.34	<10	34	136	13	[illegible]	5
Lucky Strike 4	<0.2	3.04	13	84	<0.5	<5	4.01	<1	33	74	604	4.06	<1	0.43	<10	3.49	[illegible]	7	[illegible]	31	1402	<2	3.40	<5	5	[illegible]	<5	0.29	<10	<10	343	<10	[illegible]	[illegible]

A .5 gm sample is digested with 5 ml 3:1 HCl/HNO3 at 95C for 2 hours and diluted to 25ml with D.I.H2O.

Page 1 of 1

Signed: ____________

ASSAYERS CANADA	Assayers Canada 8282 Sherbrooke St. Vancouver, B.C. V5X 4R6 Tel: (604) 327-3436 Fax: (604) 327-3423

Geochemical Analysis Certificate                     6V-0562-RG1

Company:     New Zone Resources Ltd.                                                                              May-01-06
Project:         Lucky Strike
Attn:

We hereby certify the following geochemical analysis of 4 rock samples submitted Apr-29-06

Sample		Au	Cu
Name		ppb	%
Lucky Strike	1	36
Lucky Strike	2	131	1.38
Lucky Strike	3	60	1.02
Lucky Strike	4	52
*Au5		1394
*BLANK		<1

*Cu value was extracted from ICP data base.

Certified by       [SIGNATURE ILLEGIBLE]